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                                                                     EXHIBIT 4.1

                                    HCA INC.

                                       TO

                          BANK ONE TRUST COMPANY, N.A.,
                                     TRUSTEE

                             ----------------------


                          SECOND SUPPLEMENTAL INDENTURE

                                       TO

                  INDENTURE OF COLUMBIA HEALTHCARE CORPORATION

                            Dated as of July 1, 2001

                             ----------------------

Supplementing the Indenture, dated as of December 16, 1993, by and between Columbia Healthcare Corporation and The First National Bank of Chicago, as supplemented by the First Supplemental Indenture dated May 25, 2000, by and between HCA - The Healthcare Company (successor-in-interest to Columbia Healthcare Corporation) and Bank One Trust Company, N.A. (successor-in-interest to The First National Bank of Chicago).



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         THIS SECOND SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"),
dated as of July 1, 2001, by and among HCA Inc., a corporation duly organized and existing under the laws of the State of Delaware ("HCA"), having its principal offices at One Park Plaza, Nashville, Tennessee 37203, formerly known as HCA - The Healthcare Company; and Bank One Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States of America ("Bank One"), having its principal corporate trust offices in the State of New York at 153 West 51st Street, New York, New York, 10019.

         WHEREAS, Columbia Healthcare Corporation, a Delaware corporation, duly executed and delivered to The First National Bank of Chicago, as trustee ("Trustee"), that certain Indenture, dated as of December 16, 1993 (the "Indenture"), as supplemented by that certain First Supplemental Indenture dated as of May 25, 2000 by and between HCA (then known as HCA - The Healthcare Company) and Bank One (successor in interest to the Trustee); and relating to the issuance from time to time of debentures, notes, bonds and other evidences of indebtedness (collectively, the "Debt Securities");

         WHEREAS, pursuant to the terms of that certain Certificate of Ownership and Merger (the "Merger Certificate"), effective as of July 1, 2001, by and between HCA (then known as HCA - The Healthcare Company) and its wholly-owned subsidiary, HCA Inc., a Delaware corporation ("Merger Subsidiary"), Merger Subsidiary was merged with and into HCA, for the sole purpose and with the sole effect of changing HCA's name from HCA - The Healthcare Company to HCA Inc. (the "Merger");

         WHEREAS, Section 901(1) of the Indenture requires HCA to execute and deliver a supplemental indenture to the Trustee providing for, among other matters, the assumption by HCA of the due and punctual payment of the principal of (and premium, if any), and interest on all the Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by HCA;

         WHEREAS, pursuant to Section 1001(1) of the Indenture, this Supplemental Indenture may be executed and delivered by the Trustee and HCA (the continuing corporation) without the consent of the Holders (as defined in the Indenture) of the Debt Securities;

         WHEREAS, the Board of Directors of HCA has authorized the execution of this Supplemental Indenture and its delivery to the Trustee; and

         WHEREAS, all acts and things necessary to make this Supplemental Indenture the valid, binding and legal obligation of HCA in accordance with its terms have been done.

         NOW, THEREFORE, in consideration of the premises, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders of the Debt Securities as follows. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

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                                   ARTICLE I.

                  ASSUMPTION OF HCA - THE HEALTHCARE COMPANY'S
                             OBLIGATIONS BY HCA INC.

         Section 1.1 HCA, a corporation duly organized and validly existing under the laws of the State of Delaware, hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by HCA and shall otherwise succeed and be substituted for HCA in the Indenture and in the Debt Securities with the same effect as if HCA had been named therein as HCA.

         Section 1.2 HCA hereby represents and warrants that, immediately after giving effect to the Merger, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, has occurred or is continuing.

                                  ARTICLE II.

                                 MISCELLANEOUS

         Section 2.1 The Indenture shall be deemed to be modified and amended as herein provided, but, except as modified and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect.

         Section 2.2 The Indenture, the First Supplemental Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         Section 2.3 This Supplemental Indenture shall become effective at the effective time of the Merger upon the execution and delivery hereof by each of the parties hereto.

         Section 2.4 The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, except the due and valid execution hereof by the Trustee. The Trustee's execution of this Supplemental Indenture should not be construed to be an approval or disapproval of the advisability of the action taken by HCA (then known as HCA - The Healthcare Company) and Merger Subsidiary with respect to the Merger.

         Section 2.5 This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         Section 2.6 This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but all of which together shall be deemed to constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and duly attested, all as of the day and year first above written.


                                       HCA Inc.


                                       By: /s/ R. Milton Johnson
                                           ------------------------------------
                                           R. Milton Johnson
                                           Senior Vice President and Controller

(CORPORATE SEAL)

Attest


/s/ John M. Franck II
---------------------------------
By: John M. Franck II
Title: Vice President - Legal and Corporate Secretary


                                       Bank One Trust Company, N.A.,
                                       As Trustee


                                       By: /s/ Sandra Whalen
                                           ------------------------------------
                                       Name: Sandra Whalen
                                             ----------------------------------
                                       Title: Vice President
                                              ---------------------------------


(CORPORATE SEAL)

Attest


/s/ Mary R. Fonti
---------------------------------
By:  Mary R. Fonti
Title:  Vice President


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STATE OF TENNESSEE                  )
                                    )
COUNTY OF DAVIDSON                  )

         Personally appeared before me, the undersigned, a Notary Public, R. Milton Johnson, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the Senior Vice President and Controller of HCA Inc., a Delaware corporation, and is authorized by the corporation to execute this instrument on behalf of the corporation.

         WITNESS my hand, at office, this 1st day of July, 2001.


                                              /s/ Shirley E. Scharf
                                              ----------------------------------
                                              Notary Public

My Commission Expires: My Commission Expires NOV. 30, 2002
                       -----------------------------------


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STATE OF NY    )
               )
COUNTY OF NY   )

         Personally appeared before me, the undersigned, a Notary Public, Sandra Whalen, with whom I am personally acquainted, and who acknowledged that she executed the within instrument for the purposes therein contained, and who further acknowledged that she is the Vice President of Bank One Trust Company, N.A., a national banking association, and is authorized by corporation to execute this instrument on behalf of the corporation.

         WITNESS my hand, at office, this 1st day of July, 2001.


                                          /s/ Mark E. Davis
                                          --------------------------------------
                                          Notary Public

My Commission Expires:   3/23/02
                       -----------

                                                        MARK E. DAVIS
                                             Notary Public, State of New York
                                                   Reg. No. 01DA6004466
                                               Qualified in New York County
                                            Commission Expires March 23, 2002


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